Exhibit 99.1

Presidio Property Trust Announces $10 Million Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

SAN DIEGO, CA., July 12, 2021 — (NASDAQ:SQFT) Presidio Property Trust, an internally managed, diversified real estate investment trust (“REIT”), today announced it has entered into a securities purchase agreement with a single U.S. institutional investor for the purchase and sale of 1,000,000 shares of its Class A common stock (“Common Stock”), warrants (“Common Stock Warrants”) to purchase up to 2,000,000 shares of Class A common stock and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 1,000,000 shares of Class A common stock. Each share of Common Stock and accompanying Common Stock Warrant are being sold together at a combined offering price of $5.00, and each share of Common Stock and accompanying Pre-Funded Warrant are being sold together at a combined offering price of $4.99. The Pre-Funded Warrants will be immediately exercisable at a nominal exercise price of $0.01 and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Stock Warrants will have an exercise price of $5.50 per share, will be exercisable upon issuance and will expire five years from the date of an issuance.

The offering is expected to close on or about July 14, 2021, subject to customary closing conditions.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering. The Benchmark Company LLC is acting as a financial advisor to the Company.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-251779) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in office, industrial, and retail properties, and model home properties which are triple-net leased to homebuilders. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida and its office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota and in Southern California. While geographical clustering of real estate enables Presidio to reduce its operating costs through economies of scale by servicing a number of properties with less staff, it makes Presidio susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K relating to the offering and in the Company’s other documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contacts:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244